UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: June 2, 2017
(Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant's telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement
New ABL Facility Commitment Letter
On June 2, 2017, A.M. Castle & Co. (the “Company”) entered into a commitment letter (including the memorandum of terms and conditions attached thereto, the “New ABL Facility Commitment Letter”) with PNC Bank, National Association (“PNC”). The New ABL Facility Commitment Letter contemplates a $125 million senior-secured, revolving credit facility for the Company (the "New ABL Facility"), to be entered into upon the effective date of the Company’s previously announced pre-packaged chapter 11 plan of reorganization (the “Plan”). Under the New ABL Facility Commitment Letter, PNC has agreed to act as Agent, Lead Arranger and Sole Book Runner of the New ABL Facility. The New ABL Facility Commitment Letter sets forth certain of the anticipated terms and conditions of the New ABL Facility. Consummation of the New ABL Facility will be subject to the completion of definitive documentation, the satisfaction of certain conditions, including bankruptcy court approval thereof, and the payment by the Company of required fees and expenses.
The proceeds of the New ABL Facility, upon closing, would be used to (a) refinance certain existing secured debt of the Company and its subsidiaries, including debt under a DIP Facility (as defined below in this Current Report on Form 8-K), (b) pay fees and expenses related to this transaction, (c) satisfy ongoing capital expenditures, and (d) provide for the ongoing growth and working capital needs of the Company and certain of its subsidiaries.
Interest on New ABL Facility indebtedness is expected to accrue based on the applicable LIBOR-based rate, as set forth in the New ABL Facility Commitment Letter. The obligations of the Company and its existing and future subsidiaries are, subject to certain conditions, to be secured by a first-priority perfected security interest in all or substantially all of their respective assets and the Company’s equity interests in its subsidiaries.
Under the New ABL Facility Commitment Letter, and in consideration for PNC’s commitment, the Company has agreed to pay PNC a customary deposit for reasonable costs and expenses that may be incurred by PNC in connection with the transactions contemplated by the New ABL Facility Commitment Letter, which deposit is subject to reduction on a dollar-for-dollar basis to reflect a credit for the deposit to be paid by the Company to PNC in connection with the DIP Facility, and further subject to refund (less costs incurred) if the New ABL Facility does not close. The Company is required to obtain an order of the bankruptcy court approving the Company’s reimbursement and indemnification obligations under the New ABL Facility Commitment Letter and to work exclusively with PNC to consummate the New ABL Facility until the New ABL Facility Commitment Letter expires.
The New ABL Facility Commitment Letter expires on the earlier of (a) July 31, 2017, if substantially final definitive documentation has not been negotiated between the Company and PNC on or prior to such date (unless otherwise extended in writing by the Borrower and PNC, each in their sole discretion); (b) August 31, 2017 (or such later date as may be agreed in writing by Borrower and PNC, each in their sole discretion), if the New ABL Facility has not closed on or before such date; or (c) upon the closing of the New ABL Facility.
DIP Facility Commitment Letter
On June 2, 2017, the Company entered into a commitment letter (including the memorandum of terms and conditions attached thereto, the “DIP Facility Commitment Letter”) with PNC. The DIP Facility Commitment Letter contemplates an $85 million senior-secured, revolving debtor-in-possession credit facility (the “DIP Facility”), the proceeds of which would be used to repay certain existing debt and provide additional working capital to enable the Company to implement the restructuring of the Company’s debt and equity under the Plan. Under the DIP Facility Commitment Letter, PNC has agreed to act as Agent, Lead Arranger and Sole Book Runner of the DIP Facility. The DIP Facility Commitment Letter sets forth certain of the anticipated terms and conditions of the DIP Facility. Consummation of the DIP ABL Facility will be subject to the completion of definitive documentation, the satisfaction of certain conditions, including bankruptcy court approval thereof, and the payment by the Company of required fees and expenses.
The purpose of the DIP Facility is to (a) refinance certain existing first lien loan obligations of the Company, (b) pay fees and expenses related to the DIP Facility, and (c) provide for on-going working capital needs to, among other things, pay for administrative expenses incurred by the Company, subject to an approved budget.
Interest on DIP Facility indebtedness is expected to accrue based on the applicable LIBOR-based rate, as set forth in the DIP Facility Commitment Letter. The obligations of the Company and its debtor subsidiaries are to be (i) entitled to super-priority administrative expense claim status pursuant to the Bankruptcy Code with priority over any administrative expenses of a kind specified in the Bankruptcy Code, subject to a carve-out for certain specified bankruptcy-related fees and expenses; and (ii) secured, pursuant to the Bankruptcy Code, by a first-priority perfected security interest and lien on all or substantially all of the Company’s and its debtor subsidiaries’ respective assets and the Company’s equity interests in its subsidiaries, subject to such carve-out.
Under the DIP Facility Commitment Letter, and in consideration for PNC’s commitment, the Company has agreed to pay PNC a customary deposit for reasonable costs and expenses that may be incurred by PNC in connection with the transactions contemplated by the DIP Facility Commitment Letter, subject to refund (less costs incurred) if the DIP Facility does not close.

The DIP Facility Commitment Letter expires on the earlier of (a) June 30, 2017 (or such later date as may be agreed in writing by Borrower and PNC, each in its sole discretion) if the DIP Facility has not closed on or before that date or (b) upon the closing of the DIP Facility.

Item 7.01 - Regulation FD Disclosure
On June 5, 2017, the Company issued a press release announcing that it had entered into the New ABL Facility Commitment Letter and the DIP Facility Commitment Letter, as disclosed in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.
The information included in this Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements
Information provided and statements contained in this Current Report on Form 8-K or the Exhibits hereto are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy and the cost savings and other benefits that we expect to achieve from our restructuring changes. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” "should," or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include or relate to: our ability to timely conclude definitive documentation for, and to satisfy all conditions to the consummation of, the New ABL Facility or the DIP Facility, as the case may be; our ability to obtain sufficient acceptances in connection with our solicitation of debt holder support; our ability to obtain the bankruptcy court’s approval with respect to motions or other requests made in any necessary chapter 11 case, including approvals of the DIP Facility and/or the New ABL Facility; our ability to maintain strategic control as debtor-in-possession; the availability of the Bankruptcy Court for hearings on our motions, which may affect the timing of any required approvals and our emergence from any necessary chapter 11 case; our ability to confirm and consummate a chapter 11 plan of reorganization in any necessary chapter 11 case; the effects of the filing of a chapter 11 case on our business and the interests of various constituents; the bankruptcy court’s rulings in any necessary chapter 11 case, as well the outcome of any such case in general; the length of time that we will operate under chapter 11 protection and the continued availability of operating capital during the pendency of any necessary chapter 11 case; risks associated with third party motions or objections in any necessary chapter 11 cases, which may interfere with our ability to confirm and consummate a chapter 11 plan of reorganization; the potential adverse effects of any necessary chapter 11 case on our liquidity or results of operations; our ability to execute the Company’s business and financial reorganization plan; and increased advisory costs to execute our reorganization. Other factors include our ability to effectively manage our operational initiatives and restructuring activities, the impact of volatility of metals prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, our ability to successfully complete the remaining steps in our strategic refinancing process, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, our Current Report on Form 8-K filed April 7, 2017, and our Quarterly Report on Form 10-Q for the first quarter ended March 31, 2017, filed May 15, 2017. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

Item 9.01 - Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release dated June 5, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

A.M Castle & Co.

	By:	/s/ Marec E. Edgar
June 5, 2017		Marec E. Edgar
Executive Vice President, General Counsel,
Secretary & Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated June 5, 2017

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